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EX-99 B.4(xii)


                            [METLIFE INVESTORS LOGO]
                   First MetLife Investors Insurance Company

                               One Madison Avenue
                            New York, New York 10010


UNISEX ANNUITY RATES RIDER

This Rider forms a part of the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403 or 408 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. We may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this Rider is the Issue Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

1.   Deleting any reference to sex;

2. The Contract is further modified by substituting the attached Annuity Rate Tables for the corresponding Annuity Rate Tables in the Tables section of the Contract.

First MetLife Investors Insurance Company has caused this Rider to be signed by its President and Secretary.


  /S/ signature                           /S/ signature
  ------------------------ Secretary      --------------------- President


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
                                          FIXED ANNUITY TABLES AND VARIABLE ANNUITY TABLES

                                                   AMOUNT OF FIRST MONTHLY PAYMENT
                                                     PER $1000 OF CONTRACT VALUE


                                                           ANNUITANT ONLY

Option 1: Life Annuity                                                     Option 2: Life Annuity with 10 Years of
                                                                           Annuity Payments Guaranteed

------------------------------------------------------------------------------------------------------------------------------------
 Attained Age                                                               Attained Age
 of Annuitant               Unisex                                          of Annuitant               Unisex
------------------------------------------------------------------------------------------------------------------------------------
       55                    3.81                                               55                      3.79
       60                    4.12                                               60                      4.09
       65                    4.53                                               65                      4.48
       70                    5.09                                               70                      4.99
       75                    5.87                                               75                      5.64
       80                    6.96                                               80                      6.46
       85                    8.54                                               85                      7.40





Option 3: Joint and Last Survivor Life Annuity

                                                                       Age of Joint Annuitant - Unisex

------------------------------------------------------------------------------------------------------------------------------------
 Attained Age                  10 Years              5 Years              Same                 5 Years          10 Years
 of Annuitant Unisex           Younger               Younger              Age                  Older            Older
------------------------------------------------------------------------------------------------------------------------------------

          55                      3.23                  3.34               3.44                 3.53               3.61
          60                      3.40                  3.53               3.66                 3.78               3.88
          65                      3.61                  3.78               3.95                 4.11               4.25
          70                      3.88                  4.11               4.34                 4.56               4.74
          75                      4.25                  4.56               4.87                 5.17               5.42
          80                      4.74                  5.17               5.62                 6.03               6.38
          85                      5.42                  6.03               6.68                 7.27               7.75




Option 4: Joint and Last Survivor Annuity with 10 Years of Annuity Payments Guaranteed

                                                                       Age of Joint Annuitant - Unisex

------------------------------------------------------------------------------------------------------------------------------------
 Attained Age                  10 Years              5 Years              Same                 5 Years          10 Years
 of Annuitant - Unisex         Younger               Younger              Age                  Older            Older
------------------------------------------------------------------------------------------------------------------------------------

          55                      3.23                  3.34               3.44                 3.53               3.61
          60                      3.40                  3.53               3.66                 3.78               3.88
          65                      3.61                  3.78               3.95                 4.11               4.24
          70                      3.88                  4.11               4.34                 4.55               4.72
          75                      4.24                  4.55               4.86                 5.14               5.37
          80                      4.72                  5.14               5.56                 5.93               6.20
          85                      5.37                  5.93               6.48                 6.92               7.19

Monthly installments for ages not shown will be furnished on request.